Exhibit 10.2

NOTE CONVERSION OPTION AGREEMENT

THIS NOTE CONVERSION OPTION AGREEMENT (this “Agreement”) is effective as of May 23, 2022, by and among EBET, Inc. (formerly, eSports Technologies, Inc.), a Nevada corporation (the “Company”) and CP BF LENDING, LLC, a Delaware limited liability company (together with its successors, assigns and Related Parties, “Lender”), each a “Party” and collectively the “Parties”, upon the following premises:

WHEREAS, the Parties entered into that certain Credit Agreement, dated November 29, 2021, (the “Credit Agreement”) pursuant to which Lender made a single loan to the Company of $30.0 million (the “Loan”);

WHEREAS, the Parties entered into that certain First Amendment and Limited Waiver agreement, dated May 16, 2022, pursuant to which Lender agreed to provide the Company a limited waiver (the “Waiver”) on certain conditions as set forth in the Waiver; and

WHEREAS, Section 6(d) of the Waiver provides that the Parties enter into an option agreement to permit Lender to convert a portion of the Loan into shares of Company common stock (the “Common Stock”) or securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (the “Common Stock Equivalents”). Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Credit Agreement and the Waiver.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF

NOTEHOLDER

As an inducement to and to obtain the reliance of the Company, the Noteholder represents and warrants as follows:

Section 1.01 Organization; Authorization. The Noteholder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Noteholder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Noteholder and no further action is required by the Noteholder in connection therewith. This Agreement has been duly executed by the Noteholder and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of the Noteholder enforceable against the Noteholder in accordance with its terms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Noteholder, the Company represents and warrants as follows:

Section 2.01 Organization; Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

ARTICLE III

CONVERSION TERMS

Section 3.01 The Conversion.

(a)        At any time after the Conversion Price Cap has been reached and prior to the indefeasible repayment of the Obligations in full, Lender shall have the right at any time to convert up to $5.0 million of the principal balance of the Loan into Common Stock (the “Conversion Shares”) at the Conversion Price (as defined below).

(b)       Exercise of the conversion right set forth in Section 3.01(a) may be made on one or more occasions by delivery to the Company of notice of Lender’s intention in accordance with Section 9.2 of the Credit Agreement. Within five (5) Business Days following the receipt of the foregoing notice, the Company shall cause the Conversion Shares to be transmitted by the Company’s transfer agent to Lender via book-entry confirmation.

(c)       “Conversion Price” shall mean (i) if the Company sells any shares of Common Stock after the date hereof, the lowest price per share of Common Stock sold until the Conversion Price Cap is attained and (ii) if the Company sells Common Stock Equivalents after the date hereof until the Conversion Price Cap is attained, the sum of the (A) lowest price per share for which Common Stock is issuable upon the exercise or conversion of such Common Stock Equivalents up to the Conversion Price Cap, plus the (B) cash consideration per share received in connection with the issuance of the Common Stock Equivalents minus (C) the fair market value per share of Common Stock or per Common Stock Equivalent with respect to any options, warrants or similar rights to acquire Common Stock or Common Stock Equivalents issued in conjunction with the sale of such Common Stock or Common Stock Equivalents on the date of the issuance thereof; provided that no adjustment shall be made pursuant to subsection (ii)(C) above, if the exercise price of such options, warrants or similar rights to acquire Common Stock or Common Stock Equivalents issued in conjunction with the sale of such Common Stock or Common Stock Equivalents equals or exceeds the price determined by subsection (i) or (ii)(A) and (B) above; and provided further, however that such Conversion Price shall be subject to downward adjustment if the price per share for which Common Stock is issuable upon the exercise or conversion of such Common Stock Equivalents is subsequently adjusted downward pursuant to the terms thereof. If the Company completes multiple financings, the Conversion Price shall be determined by the weighted average Conversion Price for all issuances up to and including the date that the Conversion Price Cap is attained. The Conversion Price shall be subject to adjustment resulting from a stock split, stock distribution, stock subdivision, stock combination, reclassification and other similar corporate actions in the same manner as set forth in Section 3(a) of the Warrant (as defined below).

“Conversion Price Cap” means, with respect to any shares of Common Stock or Common Stock Equivalents, the first $5.0 million of such shares of Common Stock or Common Stock Equivalents in the aggregate issued after the date hereof.

(d)       In connection with the exercise of the option hereunder, the Company shall make to Lender the same representations and warranties as it makes to investors in connection with the sale of any shares of Common Stock or Common Stock Equivalents and the Company shall grant to Lender registration rights substantially equivalent to those set forth in that certain Common Stock Purchase Warrant dated November 29, 2021 issued by the Company in favor of Lender (the “Warrant”).

Section 3.02 Principal repayment; No Prepayment Penalty. Upon the issuance of the Conversion Shares, Lender agrees that principal amount of the Loan shall be reduced by $5.0 million (or such lesser amount that Lender chooses to convert pursuant to this Agreement). Lender agrees that the exercise of its conversion rights hereunder shall not be deemed to be a prepayment pursuant to the Credit Agreement that would require the Company to pay the Applicable Prepayment Premium or any other penalties.

Section 3.03 Leak-out Agreement; Short Sales, Lender agrees that any sales of Conversion Shares may not exceed: (i) 1% of the share trading volume on any Trading Day if the trading price of the Common Stock is less than $10.00; (ii) 5% of the share trading volume on any Trading Day if the trading price of the Common Stock is greater than $10.00 and less than $15.00; and (iii) no trading restrictions on any Trading Day if the trading price of the Common Stock is greater than $15.00. Lender agrees that upon the written (via email) or oral request of the Company the undersigned will within three trading days cause its brokerage firm to produce a brokerage statement evidencing the trading of the Conversion Shares in the brokerage account. Lender agrees not to transfer the Conversion Shares unless the acquirer of the Conversion Shares signs an agreement with the Company agreeing to abide by the terms of this section. Until such time as Lender no longer holds any Conversion Shares, Lender agrees not to effect any “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act. For purposes of this Agreement, “Trading Day” means a day of which the principal Trading Market for the Company’s Common Stock is open for trading.

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Section 3.04 Warrant Issuance. If Lender exercises its conversion rights pursuant to Section 3.01(a) above or if the Obligations are paid in full prior to the exercise of Lender’s conversion rights and on the date the Obligations are paid in full the closing price of the Common Stock is less than the Conversion Price, on the earlier to occur of the date of such exercise or the date that the Obligations are paid in full, the Company shall issue Lender a warrant to purchase 30% of the Conversion Shares with an exercise price equal to the Conversion Price. If the warrants are issued upon payment in full of the Obligations, the number of warrants to be issued will be based upon an assumed exercise of the conversion right on such date. The form of such warrant shall be identical to the most favorable form of warrant (as determined by Lender) issued to investors in a financing used to determine the Purchase Price Cap up to the date of the warrant issuance, including the term thereof, provided that if no warrants are issued in such financing, the form of warrant shall be in the form of, and having the term set forth in, the Warrant. The Company shall provide Lender with 30 days’ notice of its election to pay the Obligations in full.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder.

Section 4.02 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 4.03 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 4.04 Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 4.05 Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 4.06 Headings. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

Section 4.07 Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first-above written.

(“Company”)

EBET, Inc.

By: /s/ Aaron Speach

Its: CEO

Printed Name: Aaron Speach

(“Lender”)

CP BF LENDING, LLC

By: CP Business Finance GP, LLC, its manager,

By: Columbia Pacific Advisors, LLC, its manager

By: /s/ ***

Its: Fund Manager

Printed Name: ***

[signature page to Note Conversion Option Agreement]

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